Exhibit 4.1

                         FORM OF SUBSCRIPTION AGREEMENT

         THIS PRIVATE SECURITIES SUBSCRIPTION AGREEMENT (the "Agreement") has been executed by the undersigned in connection with the sale in a private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), of certain shares of series A convertible preferred stock (the "Preferred Stock"), convertible into shares of common stock (the "Common Stock"), and of certain warrants (the "Warrants," and each individually, a "Warrant") convertible into shares of Common Stock (the "Warrant Shares" and, together with the Common Stock issuable upon conversion of the Preferred Stock, the "Shares") of Sigma Designs, Inc. ("Sigma Designs"), 46501 Landing Parkway, Fremont, CA 94538, a corporation organized under the laws of California to the persons and entities listed on the Schedule of Buyers attached as Exhibit A hereto (the "Buyers" and, individually, each a "Buyer"). Sigma Designs and Buyers (collectively, the "parties") each hereby represents, warrants and agrees as follows:

         1.      AGREEMENT TO SUBSCRIBE; PURCHASE PRICE.

                  (i) Sigma Designs and Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission ("SEC") under the Securities Act; and

                  (ii) Each Buyer hereby subscribes for the number of shares of Preferred Stock, convertible into Common Stock in accordance with the terms set forth in the Certificate of Determination attached as Exhibit B to this Agreement, specified opposite each Buyer's name in Column B on the Schedule of Buyers at a cash purchase price of $100.00 per share payable in United States Dollars at the Closing, as defined in Paragraph 5 hereof.

                  (iii) Each Buyer shall pay the purchase price by delivering same day funds in United States Dollars to an escrow agent or as otherwise agreed between the parties, to be delivered to the order of Sigma Designs upon delivery of the Preferred Stock.

                  (iv) Each Buyer shall each receive from Sigma Designs at the Closing, for no additional consideration, a Warrant to purchase the number of shares of Common Stock set forth opposite its name in Column C on the Schedule of Buyers. The Warrant shall be exercisable under the terms set forth in the Form of Warrant attached as Exhibit C to this Agreement.

         2. BUYER'S REPRESENTATIONS AND AGREEMENTS. Each Buyer represents, warrants and agrees as follows:

                  (i) Each Buyer understands that the Preferred Stock and the Warrant have not been registered under the Securities Act, or any other applicable securities law, and, accordingly, none of the Preferred Stock nor the Warrant may be offered, sold, transferred, pledged, hypothecated or otherwise disposed of unless registered pursuant to, or in a transaction exempt from registration under, the Securities Act and any other applicable securities law;

                  (ii) Each Buyer is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3), or (7) of Regulation D (an "Accredited Investor") that is acquiring the Preferred Stock and the Warrant either for its own account or as a fiduciary or agent for one or more institutional accounts, each of which is an Accredited Investor. Each Buyer has such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in the Preferred Stock and the Warrant. Buyer has had a

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



reasonable opportunity to ask questions of and receive answers from Sigma Designs concerning Sigma Designs and the offering of the Preferred Stock and the Warrant. Buyer is not subscribing for the Preferred Stock and the Warrant as a result of or pursuant to any advertisement, article, notice, or other communication  published  in  any  newspaper,  magazine,  or  similar  media  or
broadcast  over   television  or  radio.   Buyer  is  aware  that  it  (or  such
institutional account) may be required to bear the economic risk of an investment in the Preferred Stock and the Warrant for an indefinite period, and it (or such institutional account ) is able to bear such risk for an indefinite period;

                  (iii) Buyer is acquiring the Preferred Stock and the Warrant for its own account or for one or more institutional accounts as described in Paragraph 2(ii) hereof, in each case for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof (subject to any requirement of law that the disposition of their property or the property of such institutional account or accounts remain within their control). Buyer agrees on its own behalf and on behalf of any such institutional account for which it is acquiring the Preferred Stock and the Warrant to offer, sell or otherwise transfer any Preferred Stock, Warrant or Shares only to Accredited Investors (subject to any requirement of law that the disposition of their property or the property of such institutional account or accounts remain within its control) in conformity with the Securities Act and any other applicable securities law and with the restrictions on transfer set forth on the certificate(s) evidencing the Preferred Stock, the Warrant and Shares; provided, however, that by making the representations herein, each Buyer does not agree to hold the Preferred Stock, Warrant or Shares for any minimum or other specific term and reserves the right to dispose of the Preferred Stock, Warrant or Shares at any time in accordance with or pursuant to an effective registration statement or an exemption under the Securities Act.

                  (iv) Each Buyer acknowledges that Sigma Designs or any transfer agent of Sigma Designs shall register the transfer or exchange of any of the Preferred Stock or Shares only upon receipt of the certificate(s) evidencing such Preferred Stock or Shares with the transfer notice set forth thereon appropriately completed and upon receipt in writing from the transferee or the recipient of such Shares in such transfer or exchange (as the case may be) of a certificate setting forth the representations in Paragraph 2 hereof;

                  (v) Each Buyer acknowledges that Sigma Designs and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and further agrees that if, prior to the closing, any of such acknowledgments, representations and agreements made by Buyer are no longer accurate, Buyer will promptly notify Sigma Designs;

                  (vi) Each Buyer has received all information from Sigma Designs, including but not limited to Sigma Designs' latest Form 10-K, all Forms 10-Q and 8-K filed thereafter, and the Proxy Statement for its latest fiscal year (collectively, the "Public Documents") and the Private Placement Memorandum dated June 25, 1997 (the "Private Placement Memorandum") prepared by Sigma Designs and Buyer acknowledges this information is sufficient to make an informed business decision;

                  (vii) This Agreement and the matters contemplated herein have been duly authorized, and this Agreement has been validly executed, and delivered on behalf of Buyer and is a valid and binding agreement enforceable in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally;

                  (viii) Buyer has no existing short position with respect to the common stock of Sigma Designs and agrees not to enter into any short sales or other hedging transactions with respect to the common stock of Sigma Designs at any time after the execution of this Agreement by Buyer and prior to the date on which Buyer files a notice of conversion with Sigma Designs;

                  (ix) Each Buyer agrees not to effectuate or cause a third party to effectuate a sale of, offer for sale, or solicit a purchase or offer to purchase Sigma Designs' Common Stock with the intention of causing a reduction in the Conversion Price (as defined in the Certificate of Designation);

                  (x) Each Buyer agrees not to use its ability to convert Preferred Stock or exercise the Warrant such that such conversion or exercise would result in Buyer beneficially owning more than 4.9999% of the outstanding shares of the Common Stock. Sigma Designs may rely upon Buyer's notice of conversion or exercise that such conversion or exercise will not cause Buyer to exceed such 4.9999% limit and Sigma shall in no way be responsible for a properly executed conversion or exercise causing Buyer to exceed the 4.9999% limit; and

                  (xi) Each Buyer further agrees that, at all times after the execution of this Agreement by Buyer and prior to the date on which the Preferred Stock becomes convertible, they will each keep their purchase of the Preferred Stock, Warrant or the Shares confidential, except as required by law and except as necessary in the ordinary course of business of either Buyer.

         3.  SIGMA  DESIGNS'  REPRESENTATIONS  AND  AGREEMENTS.   Sigma  Designs
represents, warrants and agrees as follows:

                  (i) Sigma Designs and its subsidiaries are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of Sigma Designs and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on Sigma Designs and its subsidiaries taken as a whole (a "Material Adverse Effect").

                  (ii) As set forth in the Second Restated Articles of Incorporation of Sigma Designs, as amended (the "Articles of Incorporation"), the authorized capital stock of Sigma Designs consists of 22,000,000 shares of Common Stock, of which 11,147,116 shares were issued and outstanding at June 9, 1997, and 2,000,000 shares of Preferred Stock, none of which were issued and outstanding prior to the date hereof. All of such outstanding shares have been validly issued and are fully paid and nonassessable. No shares of Common Stock or Preferred Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by Sigma Designs. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Preferred Stock, the Warrants or the Shares. Sigma Designs has furnished or made available to the Buyers true and correct copies of Sigma Designs's Articles of Incorporation and By-laws and as in effect on the date hereof, and the terms of all outstanding securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

                  (iii) Neither Sigma Designs, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Preferred Stock, the Warrants, or the Shares under the Securities Act or cause this offering of Preferred Stock or the Shares to be integrated with prior offerings by Sigma Designs for purposes of the Securities Act or any applicable stockholder approval provisions.

                  (iv) Neither Sigma Designs nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of Sigma Designs or any of its subsidiaries, is any such dispute threatened. None of Sigma Designs' or its subsidiaries' employees is a member of a union and Sigma Designs and its subsidiaries believe that their relations with their employees are good.

                  (v) Except as disclosed in the public documents, Sigma Designs and its subsidiaries have sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals and governmental authorizations to conduct their businesses as described in the Public Documents; the expiration of any trademarks, trade names, patent rights, copyrights, licenses, approvals or governmental authorizations would not have a Material Adverse Effect; and Sigma Designs has no knowledge of any material infringement by it or its subsidiaries of trademark, trade name rights, patent rights, copyrights, licenses, trade secret or other similar rights of others, and there is no claim being made against Sigma Designs or its subsidiaries regarding trademark, trade name, patent, copyright, license, trade secret or other infringement which would reasonably be expected to have a Material Adverse Effect.

                  (vi) Sigma Designs and its subsidiaries are (i) in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance, in all material respects, with all terms and conditions of any such permit, license or approval.

                  (vii) Any real property and facilities held under lease by Sigma Designs and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made of such property and buildings by Sigma Designs and its subsidiaries.

                  (viii) Each of Sigma Designs and its subsidiaries maintains insurance of the types and in the amounts generally deemed adequate for its business all of which insurance is in full force and effect.

                  (ix) Sigma Designs and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses with such exceptions that would not have a Material Adverse Effect, and neither Sigma Designs nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, with such exceptions that would not have a Material Adverse Effect.

                  (x) Sigma Designs and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specified authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xi) Neither Sigma Designs nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of Sigma Designs's executive officers has a Material Adverse Effect. Neither Sigma Designs nor any of its subsidiaries is a party to any contract or agreement which in the judgment of Sigma Designs's executive officers has a Material Adverse Effect.

                  (xii) Sigma Designs has filed all material Federal, State, local and foreign income tax returns which have been required to be filed and have paid all material taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith. All tax liabilities have been adequately provided for in the financial statements of Sigma Designs.

                  (xiii)   Sigma   Designs   has  not   conducted   any  general
solicitation or general advertising (as defined in Regulation D) with respect to any of its securities;

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


                  (xiv) The Preferred Stock and Shares when issued and delivered will be duly and validly authorized and issued, fully-paid and nonassessable, free and clear of any taxes, liens, encumbrances, charges, or adverse claims of any nature whatsoever, and will not subject the holders thereof to personal liability by reason of being such holders;

                  (xv) This Agreement, the Registration Rights Agreement, the Warrants, and any related agreements, have been duly authorized, validly executed and delivered on behalf of Sigma Designs and are valid and binding agreements in accordance with their respective terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally;

                  (xvi) The execution and delivery of this Agreement, the Registration Rights Agreement, the Warrants and any related agreement and the consummation of the issuance of the Preferred Stock and the Warrants and the transactions contemplated by such agreements do not and will not conflict with or result in a breach by Sigma Designs of any of the terms or provisions of, or constitute a default under, the Articles of Incorporation or bylaws of Sigma Designs, or to the knowledge of the executive officers of Sigma Designs, any indenture, mortgage, deed of trust, or any statute, rule or regulation applicable to Sigma Designs or its subsidiaries or other material agreement or instrument to which Sigma Designs is a party or by which it or any of its properties or assets are bound, or any existing applicable decree, judgment or order of any court, federal or state regulatory body, administrative agency or other governmental body having jurisdiction over Sigma Designs or any of its properties or assets, or to the knowledge of the Sigma Designs any statute, rule or regulation applicable to Sigma Designs or its subsidiaries, except for such conflict, breach or default as would not result in a Material Adverse Effect;

                  (xvii) No authorization, approval or consent of or filing with any federal, state or local governmental body of the United States is legally required for the issuance and sale of the Shares as contemplated by this Agreement or any related agreements;

                  (xviii) Neither the Public Documents nor the Private Placement Memorandum, as of their respective dates, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are made, not misleading. Since January 31, 1997, there has been no material adverse development in the business, properties, operations, financial condition or results of operations of Sigma Designs, except as disclosed in the documents referred to in Paragraph 2(vii) hereof.

                  (xix) Sigma Designs will issue one or more certificates representing the Preferred Stock in the name of each Buyer in such denominations to be specified by each Buyer prior to closing. The Preferred Stock and Warrants will bear the restrictive legend specified in Paragraph 4 of this Agreement. Sigma Designs further warrants that no instructions other than these instructions and stop transfer instructions to give effect to Paragraph 2(i) hereof will be given at any time to the transfer agent and also warrants that the Preferred Stock, Warrants and Shares shall otherwise be transferable on the books and records of Sigma Designs as and to the extent provided in this Agreement, subject to compliance with Federal and State securities laws. As soon as commercially practicable after the date hereof, Sigma Designs agrees to furnish new instructions to the transfer agent instructing them to issue the Common Stock without a restrictive legend, but only if and when a registration statement registering the resale of such Common Stock has been declared effective by the SEC. Nothing in this Paragraph shall affect in any way each Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Shares. Sigma Designs shall promptly notify the Transfer Agent of the effectiveness or suspension of a registration statement registering the Shares for resale.

                  (xx) There is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of Sigma Designs, threatened against or affecting Sigma Designs or any of its subsidiaries of any of their respective properties before or by any court, governmental or administrative agency or regulatory authority which relates to the validity of enforceability of any documents related to the transaction contemplated hereby, the Preferred Stock, the Warrant, or the Shares which may reasonably likely result in a Material Adverse Effect.

                  (xxi) Sigma Designs is, and at the Closing Date will be, eligible to register securities for resale with the SEC under Form S-3.

                  (xxii) Neither Sigma Designs nor any of its subsidiaries is in default under or in violation of (i) any indenture, loan, credit agreement, or any other agreement or instrument by which it is bound, (ii) any order of any court, arbitrator or governmental body or (iii) any statute, rule or regulation of any governmental authority, except in the case of both (i) and (ii) as does not have a Material Adverse Effect.

         4.       LEGENDS.

         Each certificate evidencing the Preferred Stock, the Warrants and the Shares shall bear a legend substantially to the effect of Paragraphs 2(i) and 2(ii) above and this Section 4. Such legend shall be in substantially the following form:

                  "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT" OR THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELI ANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIRE MENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICI PATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANS FERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHER WISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGIS TRATION STATEMENT UNDER THE ACT OR PURSUANT TO A TRANS ACTION WHICH, IN AN OPINION OF COUNSEL REASONABLY SATIS FACTORY TO SIGMA DESIGNS, IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS CERTIFICATE IS THE BENEFICIARY OF CERTAIN OBLIGATIONS OF SIGMA DESIGNS SET FORTH IN A PRIVATE SECURITIES SUBSCRIPTION AGREEMENT BETWEEN SIGMA DESIGNS, INC. AND [BUYER] DATED JUNE 25, 1997. A COPY OF THE AFORESAID SUBSCRIPTION AGREEMENT EVIDENC ING SUCH OBLIGATIONS MAY BE OBTAINED FROM SIGMA DESIGNS' EXECUTIVE OFFICES."

                  Upon conversion of the Preferred Stock and the exercise of the Warrants, Sigma Designs shall issue a Common Stock certificate without such legend to the holder of such shares if and to the extent that (a) the SEC has declared a registration statement effective under which such Common Stock is sold or (b) such holder has provided Sigma Designs with an opinion of counsel reasonably acceptable to Sigma Designs to the effect that a public sale or a transfer of such security may be made without registration under the Securities Act, or (c) such holder has provided Sigma Designs with reasonable assurances that such security can be sold free of any volume limitations pursuant to Rule 144 under the Securities Act (or a successor thereto).

                  The certificates representing the Warrants, the shares of Preferred Stock and underlying Common Stock shall also bear any other legends required by applicable Federal or state securities laws, which legends shall be removed when not required in accordance with this Section 4.


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



         5.       COVENANTS.

                  (i) Each party shall use its reasonable best efforts timely to satisfy each of the conditions to be satisfied by it as provided in this Agreement.

                  (ii) Sigma Designs agrees to file a Form D with respect to the Preferred Stock, the Warrants and the Shares as required under Regulation D. Sigma Designs shall, on or before the Closing Date, take such action as Sigma Designs shall reasonably determine is necessary to qualify the Preferred Stock, the Warrants, and the Shares for, or obtain exemption for the Preferred Stock, the Warrants, and the Shares, for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States.

                  (iii) Until the earlier of (i) the date as of which the Buyers may sell all of the Shares without restriction pursuant to Rule 144(k) promulgated under the Securities Act (or successor thereto), or (ii) the date on which (A) the Investors shall have sold all the Shares and (B) none of the Preferred Stock or Warrants is outstanding (the "Registration Period"), Sigma Designs shall file all reports required to be filed with the SEC pursuant to the Exchange Act of 1934, as amended (the "Exchange Act"), and Sigma Designs shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

                  (iv) Sigma Designs will use the proceeds from the sale of the Preferred Stock for substantially the same purposes and in substantially the same amounts as indicated in the Private Placement Memorandum.

                  (v) Sigma Designs shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 200% of the number of shares of Common Stock needed to provide for the issuance of the Shares.

                  (vi) Sigma Designs shall promptly secure the listing of the Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Shares from time to time issuable upon conversion of the Preferred Stock and exercise of the Warrants. Sigma Designs shall maintain the Common Stock's authorization for quotation in the over-the counter market. Sigma Designs shall promptly provide to each Buyer copies of any notices it receives regarding the continued eligibility of the Common Stock for trading in the over-the-counter market.

                  (vii) Unless Sigma Designs otherwise consents in writing, each Buyer shall take such action as may be required so that all of the Preferred Stock owned by such Buyer is voted in accordance with the recommendation of the Board of Directors of Sigma Designs on all matters to be voted on by holders of Sigma Designs' outstanding Preferred Stock (including any matters requiring a class vote of the outstanding Preferred Stock) in not less than the same proportion as the votes cast by holders of Sigma Designs' outstanding Common Stock with respect to such matters. Each Buyer, as a holder of shares of Sigma Designs' Preferred Stock shall be present, in person or by proxy, at all meetings of shareholders of Sigma Designs, so that all shares of Sigma Designs' outstanding Preferred Stock beneficially owned by the Buyer may be counted for the purposes of determining the presence of a quorum at such meetings.

         6.  TRANSFER  AGENT  INSTRUCTIONS.  Pursuant  to  Paragraph  2(iii) and
Section 4 of this Agreement, Sigma Designs shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of each Buyer, for the Shares in such amounts as specified from time to time by the Buyers to Sigma Designs upon conversion of the Preferred Stock or exercise of the Warrants (the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Shares under the Securities Act, all such certificates shall bear the restrictive legend specified in Section 4 of this Agreement. Sigma Designs warrants that no instruction other than the Irrevocable Transfer Agent
Instructions referred to in this Paragraph, and stop transfer instructions to give effect to Section 4 hereof (in this case of the Shares, prior to registration of such shares under the Securities Act) will be given by Sigma Designs to its transfer agent and that the Preferred Stock, the Warrants, and the Shares shall otherwise be freely transferable on the books and records of Sigma Designs as and to the extent provided in this Agreement, the Registration Rights Agreement, the Warrants and applicable laws, including securities laws. Nothing in this Paragraph shall affect in any way the Buyers' obligations and agreement to comply with all applicable securities laws upon resale of the Preferred Stock, the Warrants, or the Shares. If either (a) a Buyer provides Sigma Designs with an opinion of counsel, reasonably satisfactory in form and substance to Sigma Designs, that registration of a resale by such Buyer of any of the Preferred Stock, the Warrant, or Shares is not required under the Securities Act or (b) its Shares are registered under the Securities Act, Sigma Designs shall permit the transfer, and, in the case of the Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Buyer. Sigma Designs acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, Sigma Designs acknowledges that the remedy at law for a breach of its obligations under this Paragraph will be inadequate and agrees, in the event of a breach or threatened breach by Sigma Designs of the provisions of this Paragraph that the Buyer requesting, in accordance with this Agreement, Sigma Designs to take such action shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer.

         7. CLOSING. Share certificates shall be delivered to Buyers and the funds therefor shall be delivered to Sigma Designs on June 25, 1997 (the "Closing") or at such time to be mutually agreed.

         8. CONDITIONS TO CLOSING OF BUYERS. The Buyers' obligations to purchase the Preferred Stock and the Warrants at the Closing are, at the option of each Buyer, subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

                  (i) Delivery of certificate(s) representing the Preferred Stock as described in Paragraph 1(ii) hereto and a Warrant as described in Paragraph 1(iv) hereto,

                  (ii) Delivery of an opinion of counsel to Sigma Designs in substantially the form attached hereto as Exhibit D; and

                  (iii) Sigma Designs and Buyers shall have entered into a Registration Rights Agreement substantially in the form of Exhibit E hereto.

         9. CONDITIONS TO CLOSING OF SIGMA DESIGNS. The obligation of Sigma Designs to sell and issue the Preferred Stock and the Warrants at the Closing is, at the option of Sigma Designs, subject to the fulfillment of the following conditions:

                  (i) Delivery into escrow or otherwise as agreed between Buyers and Sigma Designs by Buyers of the amount set forth in Paragraph 1 hereof.

                  (ii) Sigma Designs and Buyers shall have entered into a Registration Rights Agreement substantially in the form of Exhibit E hereto.

                  (iii) The Certificate of Determination shall have been filed with the Secretary of State of the State of California.

         10. EXPENSES. Sigma Designs and the Buyers shall each bear their own expenses and legal fees with respect to this Agreement and the transactions contemplated hereby; except that, assuming a successful completion of the offering, Sigma Designs will pay at the Closing the reasonable legal fees of the Buyers (up to a maximum total of $10,000 for Buyers to be divided among the Buyers on a pro rata basis derived from the proportion of Preferred Stock each Buyer holds upon the Closing) and reasonable expenses upon receipt of a bill therefor, incurred by counsel to the Buyers.

         11. GOVERNING LAW; INTERPRETATION. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to the provisions governing the conflict of laws. The parties jointly consent to personal jurisdiction in any state or federal court located in the state of California, waive any objection as to jurisdiction or venue, and agree not to assert any defense based on lack of jurisdiction or venue. Facsimile signatures of this agreement shall be binding on all parties hereto.

         12. CONVERSION. Sigma Designs shall use its reasonable best efforts to issue and deliver to each Buyer a certificate or certificates for the number of Common Stock to which such Buyer shall be entitled within five (5) business days after such Buyer has fulfilled all conditions required for conversion as set forth in this Agreement (the "Deadline"). Sigma Designs understands that a delay in the issuance of the Common Stock beyond the Deadline could result in economic loss to such Buyer. As compensation to such Buyer for such loss, and not as a penalty, Sigma Designs agrees to pay liquidated damages to such Buyer for late issuance of Common Stock upon conversion in the amount of one percent (1%) of the requested conversion amount, per day, beginning on the sixth (6th) business day from the date of receipt by Sigma Designs of a duly executed notice of conversion, provided that the original Preferred Stock to be converted have been delivered to Sigma Designs within such time period, all in accordance with this Agreement, the Preferred Stock and the requirements of Sigma Designs' transfer agent. Said liquidated damages shall accrue each day through the date the Common Stock are issued to such Buyer upon conversion, and shall be paid by wire transfer to an account designated by such Buyer upon the earlier to occur of (i) issuance of the Shares to such Buyer, or (ii) each monthly anniversary of the receipt by Sigma Designs of such Buyer's notice of conversion. Nothing herein shall waive Sigma Designs' obligations to deliver Common Stock upon conversion of the Preferred Stock.

                  Sigma Designs agrees that, in addition to any other remedies which may be available to a Buyer requesting conversion of its Preferred Stock, in the event Sigma Designs fails for any reason to effect delivery to such Buyer of certificates representing Common Stock within five (5) business days following receipt by Sigma Designs of a notice of conversion, such Buyer may, at its sole election, revoke the notice of conversion by delivering a notice of such effect to Sigma Designs, whereupon Sigma Designs and such Buyer shall each be restored to their respective positions immediately prior to delivery of such notice of conversion.

         13. NOTICE. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon delivery to the party to be notified in person or upon delivery by courier service or upon delivery after deposit with the United States mail, by registered or certified mail, postage prepaid, or upon receipt by the party of a facsimile copy, addressed (a) if to a Buyer, at such Buyer's address set forth in Exhibit A, or at such other address as such Purchaser shall have furnished to Sigma Designs in writing, or (b) if to any other holder of any Shares, at such address as such holder shall have furnished Sigma Designs in writing, or, until any such holder so furnishes an address to Sigma Designs, then to and at the address of the last holder of such Shares who has so furnished an address to Sigma Designs, or (c) if to Sigma Designs, one copy should be sent to at 46501 Landing Parkway, Fremont, CA 94538, and addressed to the attention of the Corporate Secretary, or at such other address as Sigma Designs shall have furnished to the Purchasers.

         14. ARBITRATION; REMEDIES. Any dispute that arises between the parties to this Agreement shall first be submitted for resolution to arbitration under the rules of the American Arbitration Association of Santa Clara County, California. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach will be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by law. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense or objection in any action for specific performance or injunctive relief that a remedy at law would be adequate is waived.

         15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the Buyers, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.


                                                       Exhibit A

                                                  Schedule of Buyers


                                                              A                        B                      C
                                                --------------------------   --------------------   ------------------------
                                                                                    Number
                                                                                   of Shares
                                                          Aggregate              of Preferred             Number of
              Name of Purchaser                        Purchase Price                Stock              Warrant Shares
----------------------------------------------- --------------------------   --------------------   ------------------------
1.       Banque Edouard Constant                       $4,000,000.00                 40,000                  57,142
2.       RIC Equity Limited                               500,000.00                  5,000                   7,143






   Address of Purchasers
   ---------------------

1.       Banque Edouard Constant
         Registered Address:        11 Cours de Rive, CH 1211 Geneva, 3,
                                    Switzerland
                                    Attention:  Maria Luisa Agustoni
         Mailing Address:           KERNCO Trust SA
                                    2, rue Jargonnant
                                    P.O. Box 6432 CH, 1211 Geneva 6,
                                    Switzerland
                                    Attention:  Sunder Advani

2.       RIC Equity Limited
         Registered Address:        E&Y Corporate Services (Cayman Islands) Ltd.
                                    P.O. Box 1034, One Capital Place,
                                    George Town, Grand Cayman, Cayman Islands,
                                    British West Indies
         Mailing Address:           c/o Rana Investment Company
                                    P.O. Box 60148, Riyadh 11545
                                    Saudi Arabia
                                    Attention:  Najmul Hasnain

                                    Exhibit B

                          Certificate of Determination


                         CERTIFICATE OF DETERMINATION OF

                   PREFERENCES OF SERIES A PREFERRED STOCK OF

                               SIGMA DESIGNS, INC.


         The undersigned, Thinh Q. Tran and Kit Tsui, hereby certify that:

         1. They are the duly elected President and Secretary, respectively, of Sigma Designs, Inc., a California corporation (the "Corporation").

         2. The Corporation hereby designates Fifty Thousand (50,000) shares of Series A Preferred Stock.

         3. None of the shares of the Series A Preferred Stock have been issued.

         4. Pursuant to authority given by the Corporation's Second Restated Articles of Incorporation, the Board of Directors of the Corporation has duly adopted the following recitals and resolutions:

         WHEREAS,   the  Second  Restated   Articles  of  Incorporation  of  the
Corporation provide for a class of shares known as Preferred Shares, issuable from time to time in one or more series; and

         WHEREAS, the Board of Directors of the Corporation is authorized within the limitations and restrictions stated in the Second Restated Articles of Incorporation to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed on any wholly unissued series of Preferred Shares, to fix the number of shares constituting any such series, and to determine the designation thereof, or any of them; and

         WHEREAS, the Corporation has not issued any shares of Preferred Stock and the Board of Directors of this Corporation desires to determine the rights, preferences, privileges, and restrictions relating to this initial series of Preferred Stock, and the number of shares constituting said Series and the designation of said series;

         NOW, THEREFORE, BE IT

         RESOLVED: That the President and the Secretary of this Corporation are
         each   authorized  to  execute,   verify  and  file  a  certificate  of
         determination of preferences with respect to the Series A Preferred Stock in accordance with the laws of the State of California.

         RESOLVED FURTHER: That the Board of Directors hereby determines the rights, preferences, privileges and restrictions relating to said initial Series of Preferred Stock shall be as set forth below:

              "A. Fifty thousand of the authorized shares of Preferred Stock of the Corporation, none of which have been issued or are outstanding, are hereby designated "Series A Convertible Preferred Stock" (the "Series A Preferred Stock").

              B. The rights, preferences, privileges, restrictions and other matters relating to the Series A Preferred Stock are as follows:

                     1. Dividend Rights. The holders of Series A Preferred Stock shall be entitled to receive quarterly in arrears, but only out of funds that are legally available therefor, dividends in cash or common stock of the Corporation, at the option of the Corporation, at the rate of three percent (3%) of the "Original Issue Price" of the Series A Preferred Stock per annum, accruing daily on the basis of a 360-day year commencing with the issuance of such Series A Preferred Stock, on each outstanding share of Series A Preferred Stock. The Original Issue Price of the Series A Preferred Stock (as adjusted for any combination, consolidation, shares distributions or shares dividends with respect to such shares) shall be equal to $100.00 per share.

                     2. Voting Rights. Except as otherwise provided by law, the holders of Series A Preferred Stock shall have no voting rights and their consent shall not be required (except to the extent required by law) for taking any corporate action.

                     3. Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, an amount equal to the Original Issue Price, plus an amount equal to accrued and unpaid dividends on such Series A Preferred Stock to the date of such payment (the "Liquidation Preference"). If, upon occurrence of such event the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the holders of the Series A Preferred Stock the full Liquidation Preference, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series A Preferred Stock in proportion to the number of shares of Series A Preferred Stock held by each such holder. After payment has been made to the holders of the Series A Preferred Stock of the Liquidation Preference, the holders of the Common Stock shall be entitled to receive the remaining assets of the Corporation.

                     4. Consolidation, Merger, Exchange, Etc.. In case the Corporation shall enter into any consolidation, merger, combination, statutory share exchange or other transaction in which the Common Stock is exchanged for or changed into other shares or securities, money and/or any other property, then in any such case the Series A Preferred Stock shall at the same time be either, at the option of the Corporation, (a) similarly exchanged or changed into preferred shares of the surviving entity providing the holders of such preferred stock with (to the extent possible) the same relative rights and preferences as the Series A Preferred Stock or (b) converted into the shares of stock and other securities, money and/or any other property receivable upon or deemed to be held by holders of Common Stock immediately following such consolidation, merger, combination, statutory share exchange or other transaction, and the holders of the Series A Preferred Stock shall be entitled upon such event to receive such amount of securities, money and/or any other property as the shares of the Common Stock of the Corporation into which such shares of Series A Preferred Stock could have been converted immediately prior to such consolidation, merger, combination, statutory share exchange or other transaction would have been entitled

                     5. Conversion.

                           (a) At the option of the holder of the Series A Preferred Stock, up to twenty-five percent (25%) of the Series A Preferred Stock held by such holder may be converted, on or after 120 days from the closing of the purchase thereof, into fully paid and nonassessable shares of the Corporation's Common Stock or, if the Conversion Price (as defined below) is below $10.00 and the Corporation so chooses, the Cash Equivalent (as defined below) at the Conversion Price. The number of shares of Common Stock each share of Series A Preferred Stock shall be convertible into shall be calculated by dividing the Original Issue Price of the Series A Preferred Stock to be converted by the conversion price, which shall be calculated at ten percent (10%) less than (the "Discount") the low reported trading price of the Corporation's Common Stock, as reported by Bloomberg, L.P., over the five-day trading period ending on the day prior to conversion (the "Conversion Price"); provided, however, that the Conversion Price shall not exceed $10.00 in any case. Thereafter, an additional twenty-five percent (25%) of the Series A Preferred Stock held by such holder shall be convertible on or after the first day of each calendar month thereafter on a cumulative basis. In the event the Corporation chooses to issue cash in lieu of Common Stock upon conversion of the Series A Preferred Stock, such cash amount (the "Cash Equivalent") shall be calculated by multiplying (i) the quotient obtained by dividing (a) the dollar amount of the Series A Preferred Stock that the holder of Series A Preferred Stock has elected to convert by (b) the product of .9 and the lowest intra day trading price of the Common Stock on the day of conversion; and (ii) the closing bid price of the Common Stock on the day of conversion. Such cash payment shall be delivered within five (5) days of conversion. The holder of Series A Preferred Stock shall indicate upon its notice of conversion its preferred method of conversion, and the Company shall provide the holder of Series A Preferred Stock with notice of its choice of the means of conversion, Common Stock or the Cash Equivalent, within twenty four (24) hours after receipt of the notice of conversion. Failure by the Company to provide such notice will entitle the holder of Series A Preferred Stock to its choice of the method of conversion. Should the Company elect to remit the Cash Equivalent rather than Common Stock, such cash payment shall be delivered within five (5) days of conversion, or the holder of Series A Preferred Stock may elect to revoke his conversion or receive a conversion in stock. In the event the Conversion Price equals or exceeds $10.00, the Corporation shall effect a conversion only in stock.

                           (b) Any Series A Preferred Stock that is outstanding on the second anniversary of the initial issuance of the Series A Preferred Stock will be automatically converted into shares of the Corporation's Common Stock as provided above.

                           (c) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock except to the extent such conversion is limited by Section 5(d). To the extent that at any time there are fewer shares of Common Stock available than are required to effect such conversion, the Common Stock will be allocated on a pro rata basis among holders of Series A Preferred Stock derived from the proportion of Series A Preferred Stock each holder of Series A Preferred Stock holds upon the closing of the transaction. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose except as limited by Section 5(d).

                           (d) Notwithstanding Section 5(a), 5(b) and 5(c), the Series A Preferred Stock issued herewith shall not be entitled to conversion into Common Stock that would cause the Corporation to issue greater than 2,220,000 shares of Common Stock. Any such conversion requests with respect to such Series A Preferred Stock that would, in the aggregate with all other Series A Preferred Stock previously converted, cause the Company to issue more than 2,220,000 shares of Common Stock shall be converted by the Corporation into cash at a rate of one hundred and ten percent (110%) of the Original Issue Price of such unconverted Series A Preferred Stock. Such cash payment shall be delivered within five (5) days of conversion.

                           (e) Mechanisms for Effecting Conversions.  The holder
         shall effect conversions by surrendering the certificate or certificates representing the shares of Series A Preferred Stock to be converted to the Corporation, together with the form of conversion notice attached hereto as Exhibit A (the "Conversion Notice"), provided, however, that the holder shall not convert more than an aggregate of 25% of the shares of Series A Preferred Stock originally issued to it in any one month period. Each Conversion Notice shall specify the number of shares of Series A Preferred Stock to be converted, the preferred means of conversion of the holder of Series A Preferred Stock, and the date on which such conversion is to be effected, which date may not be prior to the date the holder delivers such Conversion Notice by facsimile (the "Conversion Date"). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that the Conversion Notice is deemed delivered pursuant to Section 10. If the holder is converting less than all shares of Series A Preferred Stock represented by the certificate or certificates tendered by the holder with the Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Corporation shall convert up to the number of shares of Series A Preferred Stock which can be so converted and shall promptly deliver to such holder a certificate for such number of shares as have not been converted.

                     6. Fractional Shares. In lieu of any fractional shares to which the holder of the Series A Preferred Stock would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the closing price of one share of the Corporation's Common Stock on the trading day prior to conversion, if such price is available. If such price is not available, this Corporation shall pay cash for fractional shares equal to such fraction multiplied by the fair market value of one share of Series A Preferred Stock as determined by the Board of Directors of this Corporation. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock of each holder at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                     7. Minimal Adjustments. No adjustment in the Original Issue Price need be made if such adjustment would result in a change in the Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in the Conversion Price.

                     8. Adjustment of Conversion for Dividend and Distributions.

                           (a) In the event the Corporation shall at any time after issuance of the Series A Preferred Stock declare or pay any dividend or other distribution on Common Stock, payable in Common Stock or other securities or rights convertible into, or exchangeable for, Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise) into a greater or lesser number of Common Stock, then in each such case the number of Common Stock issuable upon the conversion of the Series A Preferred Stock shall be adjusted (the "Adjustment") by multiplying the number of Common Stock to which the holder was entitled before such event by a multiplier X/Y determined as follows:

                           X        =       The    number   of   Common    Stock
                                            outstanding  immediately  after such
                                            event.

                           Y        =       The number of Common Stock that were
                                            outstanding   immediately  prior  to
                                            such event.

                           (b) In the event the Corporation shall at any time after issuance of the Series A Preferred Stock, distribute to holders of its Common Stock, other than as part of a dissolution or liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness, or other securities or any of its assets (other than Common Stock or securities convertible into or exchangeable for Common Stock), then, in any such case, the Preferred Stock holder shall be entitled to receive, upon conversion of the Series A Preferred Stock, with respect to each share of Common Stock issuable upon such conversion, the amount of cash or evidence of indebtedness or other securities or assets which such Series A Preferred Stock holder would have been entitled to receive with respect to each such share of Common Stock as a result of the happening of such event had the Series A Preferred Stock holder converted to Common Stock immediately prior to the record date or other date determining the shareholders entitled to participate in such distribution (the "Determination Date") or, in lieu thereof, if the Board of Directors of the Corporation should so determine at the time of such distribution, a reduced Conversion Price determined by multiplying the Conversion Price on the Determination Date by a fraction, the numerator of which is the result of such Conversion Price reduced by the value of such distribution applicable to one share of Common Shares (such value to be determined in good faith by the Corporation's Board of Directors) and the denominator of which is such Conversion Price.

                           (c)  In  the  event  an  Adjustment  is  made  by the
         Corporation, the Corporation shall notify each holder of Series A Preferred Stock as soon as is commercially practicable and, if deemed necessary, shall explain briefly to each holder the Adjustment procedure and the reason for the Adjustment.

                     9. Vote to Change the Terms of Series A Preferred Shares. The approval of the Board of Directors and the affirmative vote at a meeting duly called by the Board of Directors for such purpose (or the written consent without a meeting) of the holders of not less than two-thirds (2/3) of the then outstanding Series A Preferred Stock shall be required to either (i) amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series A Preferred Stock or (ii) for a period of one year after the date this certificate is filed with the California Secretary of State, authorize or issue a class of equity securities or convertible debt ranking senior in liquidation preference, dividends, or distribution of assets to the Series A Preferred Stock.

                     10. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon delivery to the party to be notified in person or upon delivery by courier service or upon delivery after deposit with the United States mail, by registered or certified mail, postage prepaid, or upon receipt by the party of a facsimile copy, addressed
         (a) if to a holder of Series A Preferred Stock, at such address of such holder of Series A Preferred Stock set forth in Exhibit A, or at such other address as such holder of Series A Preferred Stock shall have furnished to Sigma Designs, Inc. in writing, or (b) if to any other holder of any Shares, at such address as such holder shall have furnished Sigma Designs, Inc. in writing, or, until any such holder so furnishes an address to Sigma Designs, Inc. then to and at the address of the last holder of such Shares who has so furnished an address to Sigma Designs, Inc. or (c) if to Sigma Designs, Inc. one copy should be sent to Sigma Designs, Inc., 46501 Landing Parkway, Fremont, California 94538 and addressed to the attention of the Corporate Secretary, or at such other address as Sigma Designs, Inc. shall have furnished to the holders of Series A Preferred Stock."

                                    Exhibit A

                               SIGMA DESIGNS, INC.
                                CONVERSION NOTICE
                            AT THE ELECTION OF HOLDER

(To be Executed by the Registered Holder in order to Convert shares of Preferred Stock)

The undersigned hereby irrevocably elects to convert the number of shares of Series A Convertible Preferred Stock indicated below, into shares of Common Stock, no par value (the "Common Stock"), of Sigma Designs, Inc. (the "Corporation") according to the conditions hereof, or, if applicable, its preference for the Cash Equivalent, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Corporation in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

                             ---------------------------------------------------
                             Date to Effect Conversion

                             Holder to indicate one Conversion Preference:
                             |_|     Shares
                             |_|     Cash Equivalent

                             ---------------------------------------------------
                             Number of Shares of Preferred Stock to be Converted

                             ---------------------------------------------------
                             Applicable Conversion Price

                             ---------------------------------------------------
                             Signature

                             ---------------------------------------------------
                             Name:

                             ---------------------------------------------------
                             Address:


The Company undertakes within twenty-four (24) hours of its receipt, whether by facsimile or other means provided for in Section 10 of the Certificate of Determination, of this conversion notice (and, in any case prior to the time it effects the conversion requested hereby), to notify the converting holder of its choice, where applicable, of the means of conversion.

                                    Exhibit C

                                 FORM OF WARRANT


THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS CERTIFICATE IS THE BENEFICIARY OF CERTAIN OBLIGATIONS OF SIGMA DESIGNS, INC. (THE "COMPANY") SET FORTH IN A PRIVATE SECURITIES SUBSCRIPTION AGREEMENT BETWEEN THE COMPANY AND [BUYER] DATED [DATE]. A COPY OF THE AFORESAID SUBSCRIPTION AGREEMENT EVIDENCING SUCH OBLIGATIONS MAY BE OBTAINED FROM THE COMPANY'S EXECUTIVE OFFICES.


                                     [Date]

                    Warrant to Purchase up to ________ Shares
                     of Common Stock of Sigma Designs, Inc.

         Sigma Designs, Inc., a California corporation (the "Company"), hereby acknowledges that ___________ ___________ (the "Buyer") or any other Warrant Holder (hereinafter defined) is entitled, on the terms and conditions set forth below, to purchase from the Company beginning the day after the six month anniversary date of the closing of the purchase of this warrant (the "Warrant") and ending three years after the six month anniversary date of the closing forty-two ((42) months after the original issuance of this Warrant) up to __________ fully paid and nonassessable shares of common stock, no par value, of the Company (the "Common Stock"), as the same may be adjusted pursuant to
Section 5 herein, at the Purchase Price (hereinafter defined), as the same may be adjusted pursuant to Section 5 herein. The resale of the shares of Common Stock or other securities issuable upon exercise or exchange of this Warrant is subject to the provisions of the Registration Rights Agreement by and between the Company and the Investor dated as of June _____, 1997 (the "Registration Rights Agreement").

16.      Definitions.

         a. The term "Warrant Holder" shall mean the Buyer or any assignee of all or any portion of this Warrant.

         b. The term "Warrant Shares" shall mean the shares of Common Stock or other securities issuable upon exercise of this Warrant.

         c. The term "Purchase Price" shall be an amount equal to 130% of the Market Price for the Common Stock on the earlier of (i) the date the registration statement, registering the Warrant Shares, is declared effective by the Securities and Exchange Commission, or
             (ii) if a registration statement has not been declared effective, the 120th day after the Closing as may be adjusted pursuant to
             Section 5 herein.

         d. The term "Agreement" shall mean the Private Securities Subscription Agreement, dated as of June __, 1997, between the Company and the Buyer.

         e. Other capitalized terms used herein which are defined in the Agreement shall have the same meanings herein as therein.

17.      Exercise or Exchange of Warrant.

         a. This Warrant may be exercised by the Warrant Holder, in whole or in part, at any time during the life of this Warrant as described herein, and from time to time by surrender of this Warrant, together with the form of subscription at the end hereof duly executed by Warrant Holder, together with the full Purchase Price (as defined in Section 1) for each share of Common Stock as to which this Warrant is exercised to the Company at the address of the Company set forth in Section 13 hereof. In the event that the Warrant is not exercised in full, the number of Warrant Shares shall be reduced by the number of such Warrant Shares for which this Warrant is exercised, and the Company, at its expense, shall forthwith issue and deliver to or upon the order of the Warrant Holder a new Warrant of like tenor in the name of the Warrant Holder or as the Warrant Holder may request, reflecting such adjusted Warrant Shares. Warrants may be exchanged for shares of Common Stock, the value of the Warrants so exchanged shall equal the Closing Price (as hereinafter defined) minus the Purchase Price for each share subject to the Warrant so exchanged. The "Closing Price" shall mean (i) the closing bid price of such Common Stock as quoted on the Principal Market (as herein defined) on the Date of Exercise (as defined below) or (ii) if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market or Small-Cap Market, the closing bid price on the over-the-counter market as furnished by any New York Stock Exchange member firm which makes a market in the Common Stock reasonably selected from time to time by the Company for that purpose, or (iii) if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market or Small-Cap Market or traded over-the-counter and the average price cannot be determined as contemplated above, the fair market value of the Common Stock as reasonably determined in good faith by the Company's Board of Directors.

         b. The "Date of Exercise" of the Warrant shall be the date that the advance copy of the form of exercise attached hereto as Exhibit A (the "Exercise Form"), is sent by facsimile to the Company, provided that the original Warrant and Exercise Form are received by the Company within reasonable time thereafter. If the Warrant Holder has not sent advance notice by facsimile, the Date of Exercise shall be the date the original Exercise Form is received by the Company.

18.      Delivery of Stock Certificates.

         a. Subject to the terms and conditions of this Warrant, as soon as practicable after the exercise of this Warrant in full or in part, and in any event within five (5) business days thereafter, the Company at its expense (including, without limitation, the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Warrant Holder, or as the Warrant Holder may lawfully direct, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock to which the Warrant Holder shall be entitled on such exercise, together with any other stock or other securities or property (including cash, where applicable) to which the Warrant Holder is entitled upon such exercise in accordance with the provisions hereof.

         b. This Warrant may not be exercised as to fractional shares of Common Stock. In the event that the exercise of this Warrant, in full or in part, would result in the issuance of any fractional share of

              Common Stock, then in such event the Warrant Holder shall be entitled to cash equal to the fair market value of such fractional share. For purposes of this Warrant, "fair market value" shall equal the closing bid price of the Common Stock on the Nasdaq National Market or Small-Cap Market, the American Stock Exchange or the New York Stock Exchange, whichever is the principal trading exchange or market for the Common Stock (the "Principal Market") on the date of determination or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market or Small-Cap Market, the closing bid price on the over-the- counter market as furnished by any New York Stock Exchange member firm which makes a market in the Common Stock reasonably selected from time to time by the Company for that purpose, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market or Small-Cap Market or traded over-the-counter and the average price cannot be determined as contemplated above, the fair market value of the Common Stock shall be as reasonably determined in good faith by the Company's Board of Directors.

19.      Covenants of the Company.

         a. The Company shall use its reasonable best efforts to insure that a registration statement under the Securities Act covering the resale or other disposition thereof of the Warrant Shares by the Warrant Holder is effective to the extent provided by the Registration Rights Agreement.

         b. All Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.

         c. The Company shall take all necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, including, without limitation the notification of the Nasdaq National Market, for the legal and valid issuance of this Warrant and the Warrant Shares to the Warrant Holder.

         d. From the date hereof through the last date on which this Warrant is exercisable, the Company shall take all steps reasonably necessary and within its control to insure that the Common Stock remains listed or quoted on the Principal Market.

         e. The Company shall at all times reserve and keep available, solely for issuance and delivery as Warrant Shares hereunder, such shares of Common Stock as shall from time to time be issuable as Warrant Shares.

         f. The Warrant Shares, when issued in accordance with the terms hereof, will be duly authorized and, when paid for or issued in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable. The Company has authorized and reserved for issuance to the Warrant Holder the requisite number of shares of Common Stock to be issued pursuant to this Warrant.

         g. With a view to making available to the Warrant Holder the benefits of any rule or regulation of the Securities and Exchange Commission (the "SEC"), that may at any time permit the Warrant Holder to sell securities of the Company to the public without registration, including without limitation Rule 144, the Company agrees to use its reasonable best efforts to (i) make and keep public information available, as those terms are understood and defined in such rule or regulation, at all times; and (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

         h.   This  Warrant will be binding  upon any entity  succeeding  to the
              Company  by  merger,   consolidation  or  acquisition  of  all  or
              substantially all of the Company's assets.

20. Adjustment of Purchase Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Purchase Price shall be subject to adjustment from time to time as follows:

         a.   Subdivisions,  Combinations  and Other  Issuances.  If the Company
              shall at any time after the date hereof but prior to the expiration of this Warrant subdivide its outstanding securities as to which purchase rights under this Warrant exist, by split-up, or otherwise, or combine its outstanding securities as to which purchase rights under this Warrant exist, the number of Warrant Shares as to which this Warrant is exercisable as of the date of such subdivision, split-up, or combination shall forthwith be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Purchase Price, so that after such adjustments the aggregate Purchase Price payable hereunder for the increased number of shares of Common Stock shall be the same as the aggregate Purchase Price in effect immediately prior to such adjustments.

         b. Stock Dividend. If at any time after the date hereof the Company declares a dividend or other distribution on Common Stock payable in Common Stock or other securities or rights convertible into or exchangeable for Common Stock ("Common Stock Equivalents"), without payment of any consideration by holders of Common Stock for the additional shares of Common Stock or the Common Stock
              Equivalents (including the additional shares of Common Stock issuable upon exercise or conversion thereof), then the number of shares of Common Stock for which this Warrant may be exercised shall be increased as of the record date (or the date of such dividend distribution if no record date is set) for determining which holders of Common Stock shall be entitled to receive such dividends, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such Common Stock Equivalents) of Common Stock as a result of such dividend, and the Purchase Price shall be adjusted so that the aggregate amount payable for the purchase of all the Warrant Shares issuable hereunder immediately after the record date (or on the date of such distribution, if applicable) for such dividend shall equal the aggregate amount so payable before the record date (or before the date of such distribution, if applicable).

         c. Other Distributions. If at any time after the date hereof the Company distributes to holders of its Common Stock, other than as part of a dissolution or liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets (other than cash, Common Stock or Common Stock Equivalents), then, in any such case, the Warrant Holder shall be entitled to receive, upon exercise of this Warrant, with respect to each share of Common Stock issuable upon such exercise, (i) the amount of evidences of indebtedness or other securities or assets (excluding cash and the Company's own Common Stock or Common Stock Equivalents) which such Warrant Holder would have been entitled to receive as a result of the happening of such event with respect to each such share of Common Stock subject to this Warrant had this Warrant been exercised immediately prior to the record date or other date determining the shareholders entitled to participate in such distribution (the "Determination Date") or (ii) in lieu thereof, if the Board of Directors of the Company should so determine at the time of such distribution, a lower Purchase Price reduced by the value of such distribution applicable to one share of Common Stock (such value to be determined in good faith by the Company's Board of Directors)

         d. Merger, Consolidation, etc. If at any time after the date hereof there shall be a merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "Consolidation Event"), then the Warrant Holder shall be entitled to receive upon such transfer, merger or consolidation becoming effective, and upon payment of the aggregate Purchase Price then in effect, the number of shares or other securities or property of or cash or other consideration from the Company or of the successor corporation resulting from such merger or consolidation, to which such Warrant Holder would have been entitled to receive as a result of the happening of such event with respect to each such share of Common Stock subject to this Warrant had this Warrant been exercised immediately prior to such transfer, merger or consolidation becoming effective or to the applicable record date thereof, as the case may be. The Company shall not effect any Consolidation Event unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Warrant Holder such shares of stock and/or securities as the Warrant Holder is entitled to receive had this Warrant been exercised in accordance with the foregoing; provided, however, that if as of the third business day prior to the consummation of the Consolidation Event the closing bid price of the Common Stock shall be equal to at least 200% of the Purchase Price, then the Warrant shall be automatically exchanged on the date of consummation of the Consolidation Event, as provided in Section 2 hereof.

         e. Reclassification, Etc. If at any time after the date hereof there shall be a reclassification of any securities as to which purchase rights under this Warrant exist, into the same or a different number of securities of any other class or classes, then the Warrant Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Purchase Price then in effect, the number of shares or other securities or property or cash or other consideration resulting from such reorganization or reclassification, which would have been received by the Warrant Holder for the shares of stock subject to this Warrant had this Warrant at such time been exercised.

         f. Purchase Price Adjustment. In the event that the Company issues or sells any Common Stock or securities which are convertible into or exchangeable for its Common Stock or any convertible securities, or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock or any such convertible securities (other than issuance of Preferred Stock or of shares of Common Stock upon conversion thereof, shares or options issued or which may be issued to employees, directors or consultants pursuant to the Company's stock option or stock purchase plans listed in the Public Documents or shares issued upon exercise of options, warrants or rights outstanding on the date of the Agreement and listed in the Public Documents) at an effective purchase price per share which is less than the Purchase Price then in effect and less than the fair market value (as hereinabove defined) of the Common Stock on the trading day next preceding such issue or sale, then in each such case, the Purchase Price in effect immediately prior to such issue or sale shall be reduced effective concurrently with such issue or sale to an amount determined by multiplying the Purchase Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, including, without duplication, those deemed to have been issued under any provision of the Preferred Stock and the Warrants plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for such additional shares would purchase at such fair market value then in effect and (y) the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after such issue or sale including, without duplication, those deemed to have been issued under any provision of the Preferred Stock and Warrants; provided, however, there shall be no reduction of the Purchase Price for such issuances or sales at any time from ___________, 1997 through the term of this Warrant in an aggregate (i.e., not per transaction) amount of up to $7,000,000 provided that such issuance or sale is completed at an effective purchase price per share of at least 85% of the fair market value of the Common Stock on the trading day next preceding such issue or sale. For purposes of the foregoing fraction, Common Stock outstanding shall include, without limitation, any equity offerings then outstanding, whether or not they are exercisable or convertible when such fraction is to be determined.

         The number of shares which may be purchased hereunder shall be increased proportionately to any reduction in Purchase Price pursuant to this paragraph 5(f), so that after such adjustments the aggregate Purchase Price payable hereunder for the increased number of shares of Common Stock shall be the same as the aggregate Purchase Price in effect immediately prior to such adjustments.

         Notwithstanding anything else contained in this Warrant to the contrary, there shall be no adjustment of the Purchase Price or the number of shares of Common Stock issuable pursuant to the exercise of this Warrant in the event that during the term of this Warrant, the Company issues shares of Common Stock, or securities convertible into Common Stock to the Buyer.

         g. Adjustments: Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this Section 5, the Warrant Holder shall, upon exercise of this Warrant, become entitled to receive shares and/or other securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 5.

21. No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrant Holder against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, and (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant.

22. Notice of Adjustments; Notices. Whenever the Purchase Price or number of Warrant Shares purchasable hereunder shall be adjusted pursuant to
         Section 5 hereof, the Company shall promptly execute and deliver to the Warrant Holder a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Purchase Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Warrant Holder.

23. Rights As Stockholder. Prior to exercise of this Warrant, the Warrant Holder shall not be entitled to any rights as a stockholder of the Company with respect to the Warrant Shares, including (without limitation) the right to vote such shares, receive dividends or other distributions thereon or be notified of stockholder meetings. However, in the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each Warrant Holder, at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

24.      Replacement   of  Warrant.   Upon   receipt  of   evidence   reasonably
         satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant and, in the case of any such loss, theft or destruction of the Warrant, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

25. Consent to Jurisdiction. Each of the Company and the Warrant Holder (i) hereby irrevocably submits to personal jurisdiction in any state or federal court located in the State of California for the purposes of any suit, action or proceeding arising out of or relating to this Warrant.

26. Entire Agreement; Amendments. This Warrant and the Agreement contain the entire understanding of the parties with respect to the matters covered herein and therein. No provision of this Warrant may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

27.      Restricted Securities.

         a. Registration or Exemption Required. This Warrant has been issued in a transaction exempt from the registration requirements of the Act in reliance upon the provisions of Section 4(2) promulgated by the SEC under the Securities Act. This Warrant and the Warrant Shares issuable upon exercise of this Warrant may not be resold except pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act and applicable state laws.

         b. Legend. The Warrant and any Warrant Shares issued upon exercise thereof (until a registration statement has been declared effective by the SEC with respect to the Warrant Shares, at which time, such legend shall be removed, and the Warrant Shares shall be freely tradeable), shall bear the following legend:

              "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPO THECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS CERTIFICATE IS THE BENEFICIARY OF CERTAIN OBLIGATIONS OF SIGMA DESIGNS, INC. SET FORTH IN A PRIVATE SECURITIES SUBSCRIPTION AGREEMENT BETWEEN THE COMPANY AND [BUYER] DATED [DATE]. A COPY OF THE AFORESAID SUBSCRIPTION AGREEMENT EVIDENCING SUCH OBLIGATIONS MAY BE OBTAINED FROM THE COMPANY'S EXECUTIVE OFFICES."

The certificates representing the Warrants, the shares of Preferred Stock and underlying Common Stock shall also bear any other legends required by applicable Federal or state securities laws, which legends shall be removed when not required in accordance with this Paragraph 2(iii).

         c. Assignment. Assuming the conditions of (a) above regarding registration or exemption have been satisfied, the Warrant Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part. The Warrant Holder shall deliver a written notice to the Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the person or persons to whom the Warrant shall be assigned and the respective number of warrants to be assigned to each assignee. The Company shall effect the assignment within ten (10) days, and shall deliver to the assignee(s) designated by the Warrant Holder a Warrant or Warrants of like tenor and terms for the appropriate number of shares.

28. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or delivery by facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or
         (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

                  to the Company:                    Sigma Designs, Inc.
                                                     46501 Landing Parkway
                                                     Fremont, California  94538
                                                     Attn:  Ms. Carol Kaplan
                                                     Fax:  (510) 770-2640

                  to the Warrant Holder:

                                                     Attn:
                                                     Fax:

                  with a copy to:

                                                     Attn:
                                                     Fax:

         Either party hereto may from time to time change its address or facsimile number for notices under this Section 13 by giving at least 10 days prior written notice of such changed address or facsimile number to the other party hereto.

29. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of California. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

SIGMA DESIGNS, INC.


By: _________________________________
       Thinh Q. Tran
       Chairman of the Board and
           Chief Executive Officer


[CORPORATE SEAL]



Attest:

By: _________________________________
       Kit Tsui
       Secretary

                                    EXHIBIT A
                                  EXERCISE FORM
                               SIGMA DESIGNS, INC.


         The undersigned hereby irrevocably exercises the right to purchase __________________ shares of Common Stock of SIGMA DESIGNS, INC., a California corporation, evidenced by the attached Warrant, and herewith makes payment of the Purchase Price with respect to such shares in full in the form of [cash or check in the amount of $___], [______ Warrant Shares which represent the amount of Warrant Shares as provided in the attached Warrant to be canceled in connection with such exercise], all in accordance with the conditions and provisions of said Warrant.

         The undersigned requests that stock certificates for such Warrant Shares be issued, and a Warrant representing any unexercised portion hereof be issued, pursuant to this Warrant in the name of the registered Holder and delivered to the undersigned at the address set forth below.


Dated:___________________________________


_________________________________________
Signature of Registered Holder


_________________________________________
Name of Registered Holder (Print)


_________________________________________
Address

                                    EXHIBIT B
                                   ASSIGNMENT
                (To be executed by the registered Warrant Holder
                        desiring to transfer the Warrant)


         FOR VALUED RECEIVED, the undersigned Warrant Holder of the attached Warrant hereby sells, assigns and transfers unto the persons below named the right to purchase ______________ shares of the Common Stock of SIGMA DESIGNS, INC. evidenced by the attached Warrant and does hereby irrevocably constitute and appoint ______________________ attorney to transfer the said Warrant on the books of the Company, with full power of substitution in the premises.

Dated:______________________________________


____________________________________________
Signature

Fill in for new Registration of Warrant:


____________________________________________
Name


____________________________________________
Address


____________________________________________
Please print name and address of assignee
(including zip code number)


                                     NOTICE

         The signature to the foregoing Exercise Form or Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                    Exhibit D

            Form of Opinion of Wilson Sonsini Goodrich & Rosati, P.C.


                                  June __, 1997




To the Purchasers Listed in Exhibit A
to the Sigma Designs, Inc.
Series A Preferred Stock Subscription
Agreement Dated as of June __, 1997

Ladies and Gentlemen:

         Reference is made to that certain Private Securities Subscription Agreement, dated as of June __, 1997 (the "Subscription Agreement") by and among Sigma Designs, Inc., a California corporation (the "Company"), and the purchasers listed in Exhibit A to the Subscription Agreement (the "Investors"), which provides for the issuance by the Company to the Investors of up to __________ shares of Series A Preferred Stock of the Company, without par value (the "Series A Preferred Stock"). This opinion is rendered to you pursuant to
Section 6(ii) of the Subscription Agreement, and all terms used herein have the meanings defined for them in the Subscription Agreement unless otherwise defined herein.

         We have acted as counsel for the Company in connection with the negotiation of the Subscription Agreement and the issuance of the Series A Preferred Stock. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion. In addition, we have examined originals or copies of documents, corporate records and other writings which we consider relevant for the purposes of this opinion. In such examination we have assumed the genuineness of all signatures on original documents, the conformity to original documents of all copies submitted to us and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

         As used in this opinion, the expression "to our knowledge," "known to us" or similar language with reference to matters of fact means that, after an examination of documents made available to us by the Company, and after inquiries of officers of the Company, but without any further independent factual investigation, we find no reason to believe that the opinions expressed herein are factually incorrect. Further, the expression "to our knowledge", "known to us" or similar language with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company solely in connection with the Subscription Agreement and the transactions contemplated thereby. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinion set forth below.

         For purposes of this opinion, we are assuming that you have all requisite power and authority, and have taken any and all necessary corporate or partnership action, to execute and deliver the Subscription Agreement, and we are assuming that the representations and warranties made by the Investors in the Subscription Agreement and pursuant thereto are true and correct. We are also assuming that the Investors have purchased the Series A Preferred Stock for value, in good faith and without notice of any adverse claims within the meaning of the California Uniform Commercial Code.

June __, 1997
Page 2



         The opinions hereinafter expressed are subject to the following qualifications:

         (a) We express no opinion as to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally;

         (b) We express no opinion as to the effect of rules of law governing specific performance, liquidated damages, injunctive relief or other equitable remedies;

         (c) We express no opinion as to compliance with applicable anti-fraud provisions of federal or state securities laws;

         (d) We express no opinion as to the enforceability of the voting provisions of Section 5(vii) of the Subscription Agreement; and

         (e) We are members of the Bar of the State of California and we are not expressing any opinion as to any matter relating to the laws of any jurisdiction other than the laws of the United States of America and the laws of the State of California.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Series A Preferred Stock issued under the Subscription Agreement are validly issued, fully-paid and nonassessable, free and clear of any liens, encumbrances, and preemptive rights or similar rights contained in the Company's Second Restated Articles of Incorporation or Bylaws;

         2. The Subscription Agreement has been duly authorized, and validly executed and delivered by the Company and constitutes a valid and binding agreement in accordance with its terms;

         3. The execution and delivery of the Subscription Agreement and the consummation of the issuance of the Series A Preferred Stock do not violate any provision of the Second Restated Articles of Incorporation or Bylaws of the Company, or, to our knowledge, any material indenture, mortgage, deed of trust or other material agreement or instrument listed as an Exhibit in the Company's most recent Form 10-K filed under the Securities Exchange Act of 1934, as amended, or, to our knowledge, any existing applicable decree, judgment or order of any court, federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its properties or assets;

         4. No authorization, approval or consent of or filing with any federal, state or local governmental body of the United States is legally required for the issuance and sale of the Series A Preferred Stock as contemplated by the Subscription Agreement.

June __, 1997
Page 3


         This opinion is furnished to the Investors solely for their benefit in connection with the purchase of the Shares, and may not be relied upon by any other person without our prior written consent.

                                         Very truly yours,

                                         WILSON SONSINI GOODRICH & ROSATI
                                         Professional Corporation


                                       -3-